EXHIBIT 99.1

LTX-Credence Announces Third Quarter Results

NORWOOD, Mass., May 22, 2013 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of market focused, cost-optimized ATE solutions, today announced financial results for its third quarter ended April 30, 2013.

Net sales for the quarter were $36,257,000, compared to the prior quarter net sales of $35,016,000. Net loss for the quarter was $(4,744,000), or $(0.10) per share on a GAAP basis. Excluding the impact of special items totaling $356,000, and amortization of purchased intangible assets of $395,000, non-GAAP net loss for the quarter was $(3,993,000), or $(0.08) per share.

Dave Tacelli, chief executive officer and president, commented, "The adoption of Diamondx by new and existing customers is ahead of our expectations. We now have sixteen customers and approximately forty applications in either production or development. Changes in the volume ramp of some of our customers' new products have impacted the short term need for additional test capacity. However, we expect sales of Diamondx to accelerate in the back half of the calendar year given current customer forecasts."

Fourth Quarter Fiscal 2013 Outlook

For the fiscal quarter ending July 31, 2013 net sales are expected to be in the range of $36 million to $40 million. Non-GAAP net loss is expected to be in the range of $(0.09) to $(0.05) per share, assuming 48 million shares outstanding. The non-GAAP net loss guidance excludes amortization of purchased intangible assets of approximately $0.4 million.

The Company will conduct a conference call today, May 22, 2013, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the LTX-Credence web site http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard through May 24, 2013, via telephone, by dialing (855) 859-2056; conference ID number 64739033. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended April 30, 2013 excludes the amortization of purchased intangible assets, restructuring charges, and other special items. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's fourth fiscal quarter 2013, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions which impact capital spending; fluctuations in business and consumer spending; fluctuations in our product and service demand;  sole or limited sources of supply; risks related to the development, timely delivery, and market acceptance of new products, options and software applications by us and our competitors; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2012. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	April 30, 2013	July 31, 2012
	(unaudited)
Current assets
Cash and cash equivalents	$ 28,497	$ 29,446
Marketable securities	98,304	107,728
Accounts receivable - trade, net	24,679	31,182
Accounts receivable - other, net	807	740
Inventories, net	31,132	28,850
Prepaid expenses and other current assets	2,904	3,440
Total current assets	186,323	201,386

Property and equipment, net	17,708	18,229
Intangible assets, net	1,966	3,153
Goodwill	43,030	43,030
Other assets	1,227	1,270
Total assets	$ 250,254	$ 267,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 13,348	$ 12,734
Other accrued expenses	18,296	19,736
Deferred revenues	5,154	5,347
Total current liabilities	36,798	37,817

Other long-term liabilities	11,684	13,547
Stockholders' equity	201,772	215,704
Total liabilities and stockholders' equity	$ 250,254	$ 267,068

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2013	2012	2013	2012

Net sales	$ 36,257	$ 30,837	$ 114,461	$ 88,671
Cost of sales	17,558	15,024	53,699	43,941
Gross profit	18,699	15,813	60,762	44,730

Engineering and product development expenses	13,407	12,223	39,003	37,503
Selling, general, and administrative expenses	9,213	8,829	28,401	26,496
Amortization of purchased intangible assets	395	791	1,187	2,372
Restructuring	356	739	655	926
Loss from operations	(4,672)	(6,769)	(8,484)	(22,567)

Other (expense) income, net	(37)	234	453	887
Loss before provision for (benefit from) income taxes	(4,709)	(6,535)	(8,031)	(21,680)
Provision for (benefit from) income taxes	35	93	(560)	(456)
Net loss	$ (4,744)	$ (6,628)	$ (7,471)	$ (21,224)

Net loss per share:

Basic and Diluted	$ (0.10)	$ (0.14)	$ (0.16)	$ (0.43)

Weighted average shares outstanding:

Basic and Diluted	47,547	49,017	47,761	49,156

LTX-Credence Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic and Diluted	Three Months	Basic and Diluted
	Ended	Earnings	Ended	Earnings
	April 30, 2013	Per Share	April 30, 2012	Per Share

GAAP net loss	$ (4,744)	$ (0.10)	$ (6,628)	$ (0.14)
Restructuring	356	0.01	739	0.02
Amortization of purchased intangible assets	395	0.01	791	0.02

Non-GAAP net loss	$ (3,993)	$ (0.08)	$ (5,098)	$ (0.10)

Weighted average shares outstanding:		47,547		49,017

	Nine Months	Basic and Diluted	Nine Months	Basic and Diluted
	Ended	Earnings	Ended	Earnings
	April 30, 2013	Per Share	April 30, 2012	Per Share

GAAP net loss	$ (7,471)	$ (0.16)	$ (21,224)	$ (0.43)
Release of income tax liabilities due to lapses in statutes of limitations	--	--	(866)	(0.02)
Restructuring	655	0.01	926	0.02
Merger-related expenses	--	--	66	0.00
Amortization of purchased intangible assets	1,187	0.03	2,372	0.05

Non-GAAP net loss	$ (5,629)	$ (0.12)	$ (18,726)	$ (0.38)

Weighted average shares outstanding:		47,761		49,156
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com